Exhibit 17.(b)

RMR FUNDS

(each, a “Trust” and collectively, the “Trusts”)

RMR ADVISORS, INC.

JOINT CODE OF ETHICS (RULE 17j-1)

ADOPTED/AMENDED:

Refer to Master Schedule contained in Trusts’ Compliance Manual.

LEGAL REFERENCE:

The purpose of the Joint Code of Ethics (the “Code”) is to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Trusts may abuse their fiduciary duties to the Trusts and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), is addressed.  This Code is also meant to satisfy RMR Advisors, Inc.’s requirements to comply with Rule 204A-1 under the Investment Advisers Act of 1940, as amended.

POLICY:

The Trusts’ Code has been approved by the Board of Trustees of each of the Trusts (each, the “Board”), including a majority of the Trustees who are not “interested persons” of the Trusts, as defined by the 1940 Act.  The Code has been adopted by the Trusts and RMR Advisors, Inc., the investment adviser of the Trusts (the “Advisor”), and any other investment company then advised by the Advisor, in compliance with Rule 17j-1 under the 1940 Act.

The Code is based on the principle that the Trustees and officers of the Trusts, and the personnel of the Advisor who provide services to the Trusts, owe a fiduciary duty to the Trusts to conduct their personal securities transactions in a manner that does not interfere with the Trusts’ transactions or otherwise take unfair advantage of their relationship with the Trusts.  All such Trustees, officers and personnel of the Trusts and Advisor (“Trust Employees”) are expected to adhere to this general principle as well as to comply with all of the specific provisions of the Code that are applicable to them.

All Trust Employees must read and retain the Code, and should recognize that he or she is subject to its provisions.

PROCEDURES:

•                  Set forth in the Trusts’ Code.

RESPONSIBILITY:

•                  The Advisor and the Trusts shall have the responsibilities set out in the Trusts’ Code.

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CONTROLS/TESTING PROCEDURES:

•                  The Advisor shall present to the Board on a quarterly basis all material violations of the Code and also present to the Board the annual reports required under the Code.

•                  Certain Trust Employees will be required to provide to the Code of Ethics Compliance Officer initial and annual reports of all security holdings and quarterly reports regarding transactions in securities holdings.  Such Trust Employees also must certify initially and on an annual basis that they have complied with the provisions of the Code.

•                  The Trusts’ Chief Compliance Officer, no less frequently than annually, shall confirm that all reports required under the Trusts’ Code have been collected and retained.

EVALUATION:

The procedures are designed to seek compliance with Rule 17j-1 of the 1940 Act.  The controls listed above are designed to detect instances of non-compliance with the Code provisions.

RELATED INFORMATION:

•                  JOINT CODE OF ETHICS

2

RMR FUNDS
(each, a “Trust” and collectively, the “Trusts”)
RMR ADVISORS, INC.

JOINT CODE OF ETHICS (RULE 17j-1)

SECTION I.                                                                        GENERAL

This Joint Code of Ethics (the “Code”) has been approved by the Board of Trustees of each Trust, including a majority of the Trustees who are not “interested persons” of the Trusts (the “Independent Trustees”), as defined by the Investment Company Act of 1940, as amended (the “1940 Act”).  The Code has also been adopted by RMR Advisors, Inc. (the “Advisor”), the investment adviser of the Trusts, and any other investment company then advised by the Advisor, in compliance with Rule 17j-1 under the 1940 Act (“Rule 17j-1”).  The purpose of the Code is to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Trusts may abuse their fiduciary duties to the Trusts and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 is addressed.  Additionally, the Code is meant to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Advisor may abuse their fiduciary duties to clients and otherwise to deal with the types of conflict of interest situations to which Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), is addressed.

The Code is based on the principle that the Trustees and officers of the Trusts, and the personnel of the Advisor who provide services to the Trusts, owe a fiduciary duty to the Trusts to conduct their personal securities transactions in a manner that does not interfere with the Trusts’ transactions or otherwise take unfair advantage of their relationship with the Trusts.  All such Trust Employees (as defined below) are expected to adhere to these general principles as well as to comply with all of the specific provisions of the Code that are applicable.  Similarly, all Trust Employees are expected to comply with applicable Federal Securities Laws (as defined below).

Technical compliance with the Code will not automatically insulate any Trust Employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual’s fiduciary duties to the Trusts.  Accordingly, all Trust Employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Trusts and their shareholders.  In sum, all Trust Employees shall place the interests of the Trusts before their own personal interests.

The Trusts and the Advisor will provide a copy of the Code and any amendments to each Trust Employee.  Each Trust Employee must read, understand and retain the Code, and should recognize that he or she is subject to its provisions.  Each Trust Employee is responsible for reporting any violations of the Code promptly to the Compliance Officer (as defined below).

The Trusts and Advisor shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

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SECTION II.                                                                    DEFINITIONS

(A)                  “Access Person” means: (1) any trustee, director, general partner, member, officer, or Advisory Person (as defined below) of the Trusts or of the Advisor; and (2) any Trust Employee who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of Securities (as defined below) for the Trusts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendations to the Trusts regarding the purchase or sale of Securities.  All of the trustees, officers and general partners of each Trust are presumed to be Access Persons of such Trust.

For purposes of this Code, an Access Person does not include any person who is subject to a code of ethics adopted by the Trusts’ adviser, subadviser(s), administrator, subadministrator, or transfer agents or principal underwriter in compliance with Rule 17j-1.

(B)                    “Advised Fund” means any investment company registered under the 1940 Act that is advised by the Advisor.

(C)                    “Advisory Person” of the Trusts or of the Advisor means (1) any director, officer, general partner or employee of the Trusts or of the Advisor (or of any company controlling, controlled by or under common control with the Trusts or Advisor) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Covered Security by a Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Trust or Advisor who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust.  All directors, officers and partners of the Advisor shall be considered Advisory Persons so long as the Advisor provides investment advice as its primary business.

(D)                   “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

(E)                     “Beneficial Ownership” has the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and for purposes of the Code shall be deemed to include, but not be limited to, any interest by which an Access Person or any member of his or her immediate family (i.e., a person who is related by blood, marriage or adoption to, and who is living in the same household as, the Access Person) by reason of ownership or any contract, understanding, relationship, agreement or other arrangement, can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, including for this purpose any such interest that arises as a result of: a general partnership interest in a general or limited partnership; an interest in a Trust; a right to dividends that is separated or separable from the underlying Security; a right to acquire equity Securities through the exercise or conversion of any derivative Security (whether or not presently exercisable); and a performance related advisory fee (other than an asset based fee).(1)

(F)                     “Compliance Officer” means the chief compliance officer of the Trust or the Advisor, as appropriate.

(G)                    “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

(H)                   “Covered Security” means any Security (as defined below) other than a Security that is: (i) a direct obligation of the government of the United States; (ii) a bankers’ acceptance, certificate of deposit, commercial paper, or high quality short-term debt instrument, including a repurchase agreement; (iii) a share of an open-end investment company registered under the 1940 Act (including a money market fund), unless the Trusts or the Advisor or a control affiliate acts as the investment adviser or principal underwriter for the open-end fund; or (iv) Securities of a type that are not permissible investments for the Trusts or, in the case of Advisory Persons, the Advisor’s other clients.  Notwithstanding the preceding sentence, a Security issued by (i) an Advised Fund or (ii) an exchange traded fund, whether registered with the U.S. Securities and Exchange Commission (the “Commission”) as an open-end investment company or as a unit investment trust, is a Covered Security.  A high quality short-term debt instrument is one with a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

(I)                        “Federal Securities Laws” means the Securities Act of 1933, as amended (the “1933 Act”), the 1934 Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

(J)                       “Independent Trustee” means a Trustee of the Trusts who is not an “interested person” of the Trusts within the meaning of Section 2(a)(19) of the 1940 Act.

(K)                   “Initial Public Offering” means an offering of Securities registered under the 1933 Act the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

(L)                     “Investment Personnel” means (i) any employee of the Trusts or the Advisor (or any company controlling, controlled by or under common control with the Trusts or Advisor) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Trusts; and (ii) any

(1)          Beneficial Ownership will not be deemed to exist solely as a result of any indirect interest an Access Person may have in the investment performance of an account or investment trusts managed by such person, or over which such person has supervisory responsibility, that arises solely from such person’s compensation arrangement with the Advisor any of its affiliates pursuant to which the performance of the account or investment trusts, or the profits or revenues derived from its management or supervision, is a factor in the determination of such person’s compensation.

natural person who controls the Trusts or the Advisor and who obtains information concerning recommendations made to the Trusts regarding the purchase or sale of Securities by the Trusts.

(M)                “Limited Offering” means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or 4(6) of the 1933 Act or Rule 504, 505 or 506 thereunder.

(N)                   “Personal Securities Account” means a brokerage account through which Securities in which an Access Person has Beneficial Ownership are held, purchased or sold.

(O)                   “Security” has the meaning set forth in Section 2(a)(36) of the 1940 Act and includes all stock, debt obligations and other Securities and similar instruments of whatever kind, including any warrant or option to acquire or sell a Security.  References to a Security in the Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into that Security, and shall also include any instrument (whether or not such instrument itself is a Security) which has an investment return or value that is based, in whole or part, on that Security (collectively, “Derivatives”).  Therefore, except as otherwise specifically provided by the Code: (i) any prohibition or requirement of the Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and (ii) any prohibition or requirement of the Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

A Security is “being considered for purchase or sale” when a recommendation to purchase or sell that Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(P)                     “Trust Employee” means any person who is a trustee, director, partner, officer or employee of the Trusts or the Advisor.

SECTION III.                                                                OBJECTIVE AND GENERAL PROHIBITIONS

Although certain provisions of the Code apply only to Access Persons, all Trust Employees must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in Sections I, III and VII of the Code.  Therefore, a Trust Employee may not engage in any investment transaction under circumstances where the Trust Employee benefits from or interferes with the purchase or sale of investments by the Trusts.  In addition, Trust Employees may not use information concerning the investments or investment intentions of the Trusts, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Trusts.  Disclosure by a Trust Employee of such information to any person outside of the course or scope of the responsibilities of the Trust Employee to the Trusts or the Advisor will be deemed to be a violation of this prohibition.

Trust Employees may not engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of investments by the Trusts.  In this regard, Trust Employees should recognize that Rule 17j-1 makes it unlawful for any affiliated person of the Trusts, or any affiliated person of such a person, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by the Trusts to:

(i)             employ any device, scheme or artifice to defraud the Trusts;

(ii)          make any untrue statement of a material fact to the Trusts or omit to state to the Trusts a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)       engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trusts; or

(iv)      engage in any manipulative practice with respect to the Trusts.

Trust Employees should also recognize that a violation of the Code or Rule 17j-1 may result in the imposition of: (1) sanctions as provided by Section IX; or (2) the imposition administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

SECTION IV.                                                               PROHIBITED TRANSACTIONS(2)

(A)                  Investment personnel may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security in an Initial Public Offering or a Limited Offering unless he or she obtains pre-clearance pursuant to Section V and reports to the Trusts the information described in Section VI of the Code.

(B)                    An Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has, or by reason of the transaction would acquire, any direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that: (1) the Trusts have purchased or sold the Security within the last fifteen (15) calendar days, or is purchasing or selling or is going to purchase or sell the Security in the next fifteen (15) calendar days; or (2) the Advisor has within the last fifteen (15) calendar days considered purchasing or selling the Security for the Trusts or is either presently considering purchasing or selling the Security for the Trusts or within the next fifteen (15) calendar days is going to consider purchasing or selling the Security for the Trusts, unless such Access Person:

(2)          The prohibitions of this Section IV apply to Securities acquired or disposed of in any type of transaction, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the prohibitions set forth in Section IV(C) is applicable.

(i)             obtains pre-clearance of such transaction pursuant to Section V; and

(ii)          reports to the Trusts the information described in Section VI of the Code.

FOR PURPOSES OF ADMINISTERING THE CODE, ACCESS PERSONS WHO ARE ADVISORY PERSONS SHALL BE PRESUMED TO HAVE THE REQUISITE KNOWLEDGE OF THE TRUSTS’ TRANSACTIONS SO AS TO REQUIRE PRE-CLEARANCE, REGARDLESS OF WHETHER SUCH PERSONS ACTUALLY HAVE SUCH KNOWLEDGE.  ACCORDINGLY, ALL ADVISORY PERSONS SHALL OBTAIN PRE-CLEARANCE OF ALL TRANSACTIONS IN SECURITIES IN ACCORDANCE WITH THIS SECTION IV(B) EXCEPT IN THE CASE OF A TRANSACTION AS TO WHICH ONE OF THE EXCEPTIONS FROM PRE-CLEARANCE SET FORTH IN SECTION IV(C) BELOW APPLIES.

BECAUSE INVESTMENT RECOMMENDATIONS AND DECISIONS MADE FOR THE TRUSTS ARE MADE BY PERSONS WHO ARE ASSOCIATED WITH THE ADVISOR, ACCESS PERSONS WHO ARE NOT ASSOCIATED WITH THE ADVISOR WILL, IN THE ABSENCE OF EVIDENCE TO THE CONTRARY, BE PRESUMED NOT TO HAVE THE REQUISITE KNOWLEDGE OF THE TRUSTS’ TRANSACTIONS SO AS TO GENERALLY REQUIRE PRE-CLEARANCE OF TRANSACTIONS.  ACCORDINGLY, ACCESS PERSONS WHO ARE INDEPENDENT TRUSTEES SHALL NOT BE REQUIRED TO OBTAIN PRE-CLEARANCE OF A TRANSACTION UNLESS AT THE TIME OF THE TRANSACTION THEY HAVE ACTUAL KNOWLEDGE OF THE MATTERS DESCRIBED IN THIS SECTION IV(B).

(C)                    The prohibitions of this Section IV do not apply to:

(1)                      Purchases that are made by reinvesting cash dividends pursuant to an Automatic Investment Plan (however, this exception does not apply to optional cash purchases pursuant to an Automatic Investment Plan);

(2)                      Purchases and redemptions of shares of registered, open-end mutual funds (including money market funds), unless the Trusts or the Advisor or a control affiliate acts as the investment adviser or principal underwriter for the open-end fund (but not shares of closed-end funds, including Advised Funds, or exchange traded funds);

(3)                      Bank certificates of deposit and bankers’ acceptances;

(4)                      Commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less;

(5)                      U.S. Treasury obligations;

(6)                      Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and sales of such rights so acquired;

(7)                      Transactions in exchange traded futures contracts;

(8)                      Involuntary (i.e., non-volitional) purchases, sales and transfers of Securities;

(9)                      Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control or in any account of the Access Person which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions; provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary;

(10)                Any purchase or sale, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion;

(11)                Transactions in Securities or Securities of a type that are not permissible investments for the Trusts or, with respect to Advisory Persons, other clients of the Advisor; and

(12)                Any purchase or sale which the Compliance Officer approves in writing on the grounds that its potential harm to the Trusts is remote.

(D)                   An Access Person may not recommend the purchase or sale of any Covered Security to or for the Trust without having disclosed his or her interest, if any, in such security or the issuer thereof, including without limitation:

(i)             Any direct or indirect beneficial ownership of any Covered Security of such issuer, including any Covered Security received in a private securities transaction;

(ii)          Any contemplated purchase or sale by such person of a Covered Security;

(iii)       Any position with such issuer or its affiliates; or

(iv)      Any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

SECTION V.                                                                   PRE-CLEARANCE PROCEDURES

(A)                  OBTAINING PRE-CLEARANCE.

Pre-clearance of a personal transaction in a Security required to be approved pursuant to Section IV above must be obtained from the Compliance Officer or a person who has been authorized by the Compliance Officer to pre-clear transactions.  Each of these persons is referred to in the Code as a “Clearing Officer.”  A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such clearance from another Clearing Officer.

Pre-clearance of a trade in no way waives or absolves any Access Person of the obligation to abide by the provisions, principles and objectives of this Code.

(B)                    PRE-APPROVAL OF INVESTMENTS IN INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS

Investment Personnel must obtain approval from a Clearing Officer before directly or indirectly acquiring Beneficial Ownership of any Security in an Initial Public Offering or a Limited Offering.  In order to obtain such approval, Investment Personnel must provide the Clearing Officer with the full details of the proposed transaction (including a written certification that the investment opportunity did not arise by virtue of the Investment Personnel’s activities on behalf of the Trusts or the Advisor).  The Compliance Officer shall maintain a written record of any decisions to permit these transactions, along with the reasons supporting the decision.

(C)                    TIME OF CLEARANCE.

(1)                      An Access Person may pre-clear trades only in cases where such person has a present intention to effect a transaction in the Security for which pre-clearance is sought.  It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments.

Consistent with the foregoing, an Access Person may not simultaneously request pre-clearance to buy and sell the same Security.

Pre-clearance of a trade shall be valid and in effect only for a period of 24 hours from the time pre-clearance is given; provided, however, that a pre-clearance expires upon the person receiving pre-clearance becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer.  Accordingly, if an Access Person becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a

Clearing Officer was aware of such facts or circumstances, the person shall be required to advise a Clearing Officer and obtain a new pre-clearance before proceeding with such transaction.

(D)                   FORM.

Pre-clearance must be obtained in writing by completing and signing the form provided for that purpose, which form shall set forth the details of the proposed transaction, and obtaining the signature of a Clearing Officer.  The form is attached hereto as Schedule A.  If an Access Person has responsibility regarding the determination by the Advisor of Securities to be purchased or sold for a Trust and is requesting approval to purchase or sell a Security that is owned by a Trust or is purchasing a Security that is a permissible investment for the Trusts, but has not purchased such Security for a Trust, the Access Person shall inform the Clearing Officer of that fact at the time pre-clearance to purchase or sell the Security is sought and shall provide an explanation as to why a similar transaction is not contemplated for the Trusts.

(E)                     FILING.

Copies of all completed pre-clearance forms, with the required signatures, shall be retained by the Compliance Officer for a period of not less than five (5) years following the end of the fiscal year of the Trusts or Advisor in which such forms were received.

(F)                     FACTORS CONSIDERED IN PRE-CLEARANCE OF PERSONAL TRANSACTIONS.

A Clearing Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal.  Generally, a Clearing Officer will consider the following factors in determining whether or not to pre-clear a proposed transaction:

(1)                      Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security;

(2)                      Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of the Trusts; and

(3)                      Whether the transaction is likely to adversely affect the Trusts.

(G)                    MONITORING OF PERSONAL TRANSACTIONS AFTER CLEARANCE.

After pre-clearance is given to an Access Person, the Compliance Officer shall periodically monitor each Access Person’s transactions to ascertain whether pre-cleared transactions have been executed within 24 hours and whether such transactions were executed in the specified amounts.

SECTION VI.                                                               CERTIFICATIONS AND REPORTS BY ACCESS PERSONS

(A)                  INITIAL CERTIFICATIONS AND INITIAL HOLDINGS REPORTS

Within ten (10) days after a person becomes an Access Person, except as provided in Section VI(E), such person shall complete and submit to the Compliance Officer an Initial Certification and Holdings Report (an “Initial Holdings Report”) on the form attached as Schedule B.  The information must be current as of a date no more than forty-five (45) days prior to the date the person becomes an Access Person.  Such report shall contain: (i) the title and type of Security; (ii) as applicable, the exchange ticker symbol or CUSIP number of the Security; (iii) the number of shares and the principal amount of each Covered Security which the Access Person has Beneficial Ownership; (iv) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; (v) the date that the report is submitted by the Access Person; and (vi) a certification regarding the information set forth in Section VIII.

(B)                    QUARTERLY TRANSACTION REPORTS

(1)                      Within thirty (30) days after the end of each calendar quarter, each Access Person shall make a written report to the Compliance Officer of all transactions occurring in Covered Securities during the quarter in which he or she has or had any direct or indirect Beneficial Ownership in the Covered Security.  Such report is hereinafter called a “Quarterly Transaction Report.” (3)

(2)                      Except as provided in Section VI(E) below, a Quarterly Transaction Report shall be on the form attached as Schedule C and must contain the following information with respect to each reportable transaction:

(A)                  Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

(B)                    Title, interest rate and maturity date (if applicable), number of shares and principal amount of each Covered Security, and the price of the Covered Security at which the transaction was effected; and

(C)                    Name of the broker, dealer or bank with or through whom the transaction was effected; and

(3)          The reporting requirements of this Section VI apply to Securities acquired or disposed of in all types of transactions, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the reporting requirements applies.

(D)                   The date the Access Person submits the report.

(3)                      The Quarterly Transaction Report shall also provide a list of Personal Securities Accounts established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person.  The following information must be provided for each new Personal Securities Account reported:

(A)                  Name of the broker, dealer or bank with whom the Access Person established the Personal Securities Account; and

(B)                    Date the Personal Securities Account was established.

(4)                      If no transactions were conducted by an Access Person during a calendar quarter that are subject to the reporting requirements described above, such Access Person shall, within thirty (30) days after the end of each calendar quarter, provide a written representation to that effect to the Compliance Officer.

(C)                    ANNUAL CERTIFICATION AND ANNUAL HOLDINGS REPORTS

Annually, except as provided in Section VI(E), each Access Person shall submit an Annual Certification and Holdings Report (an “Annual Holdings Report”) which updates the information provided in the Initial Holdings Report.  Such report shall contain (i) the title and type of Security, (ii) as applicable, the exchange ticker symbol or CUSIP number, (iii) the number of shares and the principal amount of each Covered Security of which the Access Person had any direct or indirect Beneficial Ownership, (iv) the name of any broker, dealer or bank with which the Access Person maintains an account and the number of such account in which any securities are held for the Access Person’s direct or indirect benefit, and (v) the date that the report is submitted by the Access Person, which information must be as of a date no more than forty-five (45) days prior to the date such report is submitted.  The Annual Holdings Report Form is attached as Schedule D.

(D)                   MISCELLANEOUS

An Initial Holdings Report, Quarterly Transaction Report or Annual Certification Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership in any Covered Security to which the report relates.

(E)                     EXCEPTIONS FROM REPORTING REQUIREMENTS

(1)                      Notwithstanding the quarterly reporting requirement set forth in Section VI(B), an Access Person is not required to file a

Initial Certification and Holdings Report, Quarterly Transaction Report or Annual Certificate and Holdings Report, with respect to any transaction effected for any account over which the Access Person does not have direct or indirect influence or control; provided, however, that if the Access Person is relying upon this provision of this Section VI(E)(1) to avoid making such a report, the Access Person shall, not later than thirty (30) days after the end of each calendar quarter, identify any such account in writing and certify in writing that he or she had no direct or indirect influence over any such account.

(2)                      An Independent Trustee is not required to file a Quarterly Transaction Report unless he or she knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that, during the fifteen (15) day period immediately before or after the Trustee’s transaction in a Covered Security, the Trusts purchased or sold that Security or the Trusts or Advisor considered purchasing or selling that Security.

(3)                      Independent Trustees who would be required to make a report solely by reason of being a Trustee of a Trust are not required to file an Initial Holdings Report or Annual Holdings Report.

(4)                      In lieu of submitting a Quarterly Transaction Report, an Access Person may arrange for the Compliance Officer to be sent duplicate confirmations and statements for all accounts through which the Access Person effects Securities transactions in Securities in which the Access Person has any direct or indirect Beneficial Ownership.  However, a Quarterly Transaction Report must be submitted for any quarter during which the Access Person has acquired or disposed of direct or indirect Beneficial Ownership of any Security if such transaction was not in an account for which duplicate confirmations and statements are being sent.  Any Access Person relying on this Section VI(E)(4) shall be required to certify as to the identity of all accounts through which the Covered Securities in which they have direct or indirect Beneficial Ownership are purchased, sold and held.

(5)                      Notwithstanding the quarterly reporting requirement set forth in Section VI(B), an Access Person is not required to file a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan (however, this exception does not apply to optional cash purchases pursuant to an Automatic Investment Plan).

(F)                     RESPONSIBILITY OF ACCESS PERSONS.

It is the responsibility of each Access Person to take the initiatives to comply with the requirements of this Section VI.  Any effort by the Trusts, or by the Advisor, to facilitate the reporting process does not change or alter that responsibility.

SECTION VII.                                                           ADDITIONAL PROHIBITIONS

(A)                  CONFIDENTIALITY OF THE TRUSTS’ TRANSACTIONS.

Until disclosed in a public report to shareholders or to the Commission in the normal course, all information concerning the Securities “being considered for purchase or sale” by the Trusts shall be kept confidential by all Trust Employees and disclosed by them only on a “need to know” basis.  It shall be the responsibility of the Compliance Officer to report any inadequacy found in this regard to the Trustees of the Trusts.

(B)                    OUTSIDE BUSINESS ACTIVITIES, RELATIONSHIPS, AND DIRECTORSHIPS.

Access Persons may not engage in any outside business activities or maintain a business relationship with any person or company that may give rise to conflicts of interest or jeopardize the integrity or reputation of the Trusts or the Advisor.  Similarly, no such outside business activities or relationship may be inconsistent with the interests of the Trusts or the Advisor.  Access Persons who are members, officers or employees of the Advisor may not serve as a director or officer of any public or private company that is not affiliated with the Advisor or its affiliates, except with the prior approval of the Compliance Officer, and all officerships and directorships held by such Access Persons shall be reported to the Compliance Officer.

(C)                    GRATUITIES.

Trust Employees shall not, directly or indirectly, take, accept, receive or give gifts or other consideration in merchandise, services or otherwise, except:  (i) customary business gratuities such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient, and cannot be viewed as a bribe, kickback or payoff; and (ii) business related gifts of nominal value.

SECTION VIII.                                                       CERTIFICATION BY ACCESS PERSONS

The certifications of each Access Person required to be made pursuant to Section VI shall include certifications that the Access Person (i) has received a copy of the Code and any amendments hereto; (ii) read and understands the Code; (iii) recognizes that he or she is subject to the Code; and (iv) in the case of an Initial Holdings Report, will comply with the policy procedures stated herein, or in the case of an Annual Holdings Report, has complied with and will continue to comply with the policy procedures stated herein.  Access Persons shall also be required to certify in their annual certifications that they have complied with the requirements of the Code.

SECTION IX.                                                               SANCTIONS

Any violation of the Code shall be subject to the imposition of such sanctions by the Trusts or Advisor, as appropriate, as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1 under the 1940 Act, Rule 204A-1 under the Advisers Act and this Code.  The sanctions to be imposed shall be determined by the appropriate officers of the Trusts or the Advisor, as appropriate, and any such sanctions imposed shall be reported to the relevant Boards of Trustees.  Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Trusts and the more advantageous price paid or received by the offending person.

SECTION X.                                                                   ADMINISTRATION AND CONSTRUCTION

(A)                  The administration of the Code shall be the responsibility of the Compliance Officer.

(B)                    The duties of the Compliance Officer are as follows:

(1)                      Continuous maintenance of current lists of the names of all Trust Employees and Access Persons with an appropriate description of their title or employment, including a notation of any directorships held by Access Persons who are partners, members, officers, or employees of the Advisor or of any company which controls the Advisor, and the date each such person became an Access Person;

(2)                      On an annual basis, providing each Trust Employee with a copy of the Code and informing such persons of their duties and obligations hereunder;

(3)                      Obtaining such certifications and periodic reports from Access Persons as may be required to be filed by such Access Persons under the Code (except that the Compliance Officer may presume that Quarterly Transaction Reports need not be filed by Independent Trustees in the absence of facts indicating that a report must be filed) and reviewing Initial Holding Reports and Annual Holdings Reports submitted by Access Persons;

(4)                      Maintaining or supervising the maintenance of all records and reports required by the Code;

(5)                      Review actual transactions reported by Access Persons to verify that pre-clearance was obtained when necessary;

(6)                      Issuance, either personally or with the assistance of counsel, as may be appropriate, of any interpretation of the Code which may appear consistent with the objectives of Rule 17j-1, Advisers Act Rule 204A-1 or the Code;

(7)                      Conduct of such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of the Code to the Boards of Trustees of the Trusts; and

(8)       Submission of a quarterly report to the Boards of Trustees of the Trusts that (i) describes (a) any detected violation of the Code, noting in each case any sanction imposed, (b) any transactions that suggest the possibility of a violation of the Code and (c) any other significant information concerning the appropriateness of and actions taken under the Code, and (ii) certifies that the Trust or Advisor, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code, including any interpretations issued by the Compliance Officer.

(C)       The Compliance Officer shall maintain and cause to be maintained at the Trusts’ principal place of business, in an easily accessible place, the following records:

(1)       A copy of the Code and any other code of ethics adopted pursuant to Rule 17j-1 by the Trusts and the Advisor for a period of five (5) years;

(2)       A record of each violation of the Code and any other code specified in (C)(1) above, and of any action taken as a result of such violation for a period of not less than five (5) years following the end of the fiscal year of the Trusts in which such violation occurred;

(3)       A copy of each report made pursuant to the Code and any other code specified in (C)(1) above, by an Access Person or the Compliance Officer, including any information provided in lieu of the reports provided under Section VI(E)(4) for a period of not less than five (5) years from the end of the fiscal year of the Trusts in which such report or interpretation was made or issued, the most recent two (2) years of which shall be kept in a place that is easily accessible;

(4)       A list of all persons, who currently are or, within the past five (5) years, were, required to make reports pursuant to Rule 17j-1 and the Code, or any other code specified in (C)(1) above, or who were responsible for reviewing such reports;

(5)       A copy of each report filed by the Trust or the Advisor, with the Board of Trustees describing any issues arising under the Code or relevant procedures since the last report, including without limitation, information about material violations of the Code or relevant procedures and sanctions imposed in response to the material violations, and certifies the Trust or the Advisor, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and

(6)       A record of any decision, and the reasons supporting such decision, to approve any investment in an Initial Public Offering or a Limited Offering by Investment Personnel, for at least five (5) years after the end of the fiscal year in which such approval is granted.

(D)      Review of the Code by Boards of Trustees

(1)       On an annual basis, and at such other times deemed to be necessary or appropriate by the Boards of Trustees, the Trustees shall review the operation of the Code, and shall adopt such amendments to the Code as may be necessary to assure that the provisions of the Code establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.

(2)       In connection with the annual review of the Code by the Trustees, the Trusts and Advisor shall each provide to the Boards of Trustees, and the Boards of Trustees shall consider, a written report (which may be a joint report on behalf of the Trusts and Advisor) that:

(A)      Describes any issues arising under the Code or related procedures during the past year, including, but not limited to, information about material violations of the Code or any procedures adopted in connection therewith and that describes the sanctions imposed in response to material violations; and

(B)       Certifies that the Trusts and Advisor have each adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

(E)       The Boards of Trustees may not adopt, amend or modify this Code except in a written form which is specifically approved by majority vote of the Independent Trustees.  In connection with any such adoption, amendment or modification, the Trusts and the Advisor shall each provide a certification that procedures reasonably necessary to prevent Access Persons from violating the Code, as proposed to be amended or modified, have been adopted.

June 14, 2010

RMR FUNDS

SCHEDULE A TO
JOINT CODE OF ETHICS (RULE 17j-1)

REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION(S)

I hereby request permission to effect the following transaction(s) in Securities in which I have or will acquire Beneficial Ownership.  Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Joint Code of Ethics of the Trusts and RMR Advisors, Inc.

PURCHASES AND ACQUISITIONS

Date	Number of Shares or Principal Amount	Name of Security, Exchange Ticker Symbol or CUSIP Number	Current Market Price Per Share or Unit	Account

SALES AND OTHER DISPOSITIONS

Date	Number of Shares or Principal Amount	Name of Security, Exchange Ticker Symbol or CUSIP Number	Current Market Price Per Share or Unit	Account

June 14, 2010

☐ (check if applicable) I have responsibility for the determination by the Advisor of Securities to be purchased or sold by a Trust and I have noted (by means of an “*”) those Securities above which are owned by such Trust.

☐ (check if applicable) I am requesting permission to purchase Securities that are not presently owned by a Trust.  I have included a statement as to why such Securities are not being purchased for the Trusts or being considered for purchase by the Trusts.

☐ (check if applicable)  I am requesting pre-approval of investments in an initial public offering or limited offering and have noted (by means of an “**”) those Securities above which pertain to an initial public offering or limited offering.  I hereby certify that such investment opportunity did not arise by virtue of my activities on behalf of the Trusts or the Advisor.

Date:	Signature:

Print Name:

Permission Granted ☐	Permission Denied ☐

Date and Time:	Signature:
(Clearing Officer)

Print Name:
(Clearing Officer)

2

RMR FUNDS

SCHEDULE D TO
JOINT CODE OF ETHICS (RULE 17j-1)

INITIAL CERTIFICATION OF COMPLIANCE WITH JOINT OF CODE OF ETHICS AND INITIAL HOLDINGS REPORT

I have received, read and understand the Joint Code of Ethics, as amended, (the “Code”) of the Trusts and RMR Advisors, Inc.  I recognize that the provisions of the Code apply to me and I agree to comply in all respects with the policies and procedures described therein.  Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Code.

I hereby certify that (i) the brokerage accounts listed below constitute all of my Personal Securities Accounts; (ii) I hold no Covered Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Securities Accounts or as otherwise set forth below; (iii) I have attached a copy of the most recent monthly statement for each Personal Securities Account in which I hold Covered Securities, along with copies of confirmations of any transactions in Covered Securities effected since the date of such statements, which shall constitute my Initial Holdings Report; (iv) the information provided herein sets forth all Covered Securities in which I have any direct or indirect Beneficial Ownership, that are required to be reported by Section VI(A) of the Code; and (v) the information included herein is current as of a date no more than forty-five (45) days prior to the date I become an Access Person.

If I establish any new Personal Securities Accounts or if I become the direct or indirect Beneficial Owner of Covered Securities not held in a Personal Securities Account, I will promptly advise the Compliance Officer of the existence and identity of such Personal Securities Account or Covered Securities.

Please sign and date this report and return it to the Compliance Officer within ten (10) days of becoming an Access Person.  (Use reverse side if additional space is needed.)

Initial Holdings report

I hold the following Covered Securities in addition to those in my Personal Securities Accounts (If none, write “NONE”):

Name of Security	Type of Security	Number of Shares and Principal Amount	Exchange Ticker Symbol or CUSIP Number	Account	Name of Broker, Dealer or Bank at which Securities are Held

June 14, 2010

PERSONAL SECURITIES ACCOUNTS

Name and Address of Broker	Account Name	Account Number and Date Established	Holds Covered Securities (Yes/No)

Director / Officer Positions

I am a director and/or officer (list position and title) of the following public and private companies:

Name of Company	Position and Title	Duration of Service

Date:	Signature:

Print Name:

2

RMR FUNDS

SCHEDULE C TO
JOINT CODE OF ETHICS (RULE 17j-1)

QUARTERLY TRANSACTION REPORT

I have received, read and understand the Joint Code of Ethics, as amended, (the “Code”) of the Trusts and RMR Advisors, Inc.  I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.  Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Code.

The following lists all transactions in Covered Securities, in which I have or had any direct or indirect Beneficial Ownership, that were effected during the last calendar quarter and are required to be reported by Section VI(B) of the Code.  (If no such transactions took place write “NONE”.)  Also, listed below is a list of Personal Securities Accounts I established during the quarter in which any Securities were held during the quarter for my direct or indirect benefit.

PURCHASES AND ACQUISITIONS

Date	Number of Shares / Principal Amount / Price at which effected	Name of Security, Exchange Ticker Symbol or CUSIP Number	Interest Rate and Maturity Date (if applicable)	Current Market Price Per Share or Unit	Account	Executing Broker, Dealer or Bank

SALES AND OTHER DISPOSITIONS

Date	Number of Shares / Principal Amount / Price at which effected	Name of Security, Exchange Ticker Symbol or CUSIP Number	Interest Rate and Maturity Date (if applicable)	Current Market Price Per Share or Unit	Account	Executing Broker, Dealer or Bank

June 14, 2010

NEW PERSONAL SECURITIES ACCOUNTS

Name and Address of Broker	Account Name	Account Number and Date Established	Holds Covered Securities (Yes/No)

Please sign and date this report and return it to the Compliance Officer no later than 30th day of the month following the end of each calendar quarter.  (Use reverse side if additional space is needed.)

Date:	Signature:

Print Name:

2

RMR FUNDS

SCHEDULE D TO
JOINT CODE OF ETHICS (RULE 17j-1)

ANNUAL CERTIFICATION OF COMPLIANCE WITH JOINT CODE OF ETHICS AND ANNUAL HOLDINGS REPORT

I have received, read and understand the Joint Code of Ethics (the “Code”) of the Trusts and RMR Advisors, Inc.  I recognize that the provisions of the Code apply to me and I agree to comply in all respects with the policies and procedures described therein.  Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Code.

I herby certify that (i) I have complied in all respects with the requirements of the Code as in effect during the past year; (ii) all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Transactions Reports that I have filed or in confirmations and statements for my Personal Securities Accounts that have been sent to the Compliance Officer; (iii) the brokerage accounts listed below constitute all of my Personal Securities Accounts; and (iv) I hold no Covered Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Securities Accounts or as otherwise set forth below.

If as permitted by Section VI(E)(4) of the Code I have arranged for the Compliance Officer to receive duplicate confirmations and statements for my Personal Securities Accounts, the most recent monthly statement (the information on which is current as of a date no more than forty five (45) days before this report is submitted) for each such Account shall constitute my Annual Holdings Report.  If I have not arranged for the Compliance Officer to receive duplicate confirmations and statements for my Personal Securities Accounts, I certify that a copy of the most recent monthly statement (the information on which is current as of a date no more than forty five (45) days before this report is submitted) for each such Account in which I hold Covered Securities is attached, which, if so attached, shall constitute my Annual Holdings Report.

If I establish any new Personal Securities Accounts or if I became the direct or indirect Beneficial Owner of Covered Securities not held in a Personal Securities Account, I will promptly advise the Compliance Officer of the existence and identity of such Account or Covered Securities.

PERSONAL SECURITIES ACCOUNTS

Name and Address of Broker	Account Name	Account Number	Holds Covered Securities (Yes/No) (If “Yes”, list the title of the Securities, Number of Shares and Amount)

June 14, 2010

ANNUAL HOLDINGS REPORT

I hold the following Covered Securities in addition to those in my Personal Securities Accounts (If none, write NONE):*

Title	Number of Shares	Amount

Director / Officer Positions

I am a director and/or officer (list position and title) of the following public and private companies:

Name of Company	Position and Title	Duration of Service

Please sign and date this report and return it to the Compliance Officer no later than 30th day of the month following the end of each calendar year. (Use reverse side if additional space is needed.)

Date Completed:	Signature:

Print Name:

2